Exhibit 99.1

McDermott Provides Third Quarter 2011 Preview and Preliminary 2012 Outlook

Project Specific Charges Expected to Impact 2011 Third Quarter, Offshore Construction Market Remains Active

HOUSTON--(BUSINESS WIRE)--October 26, 2011--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today previewed its 2011 third quarter by providing its current expectations for certain financial categories of the Company’s continuing operations, based upon management’s recent operating reviews.

Financial Metric	3Q11 Expected Range/Amount
Revenues	$870-$880 million
Operating Income	$30-$38 million
Net Income	$6-$12 million
EPS	3-5 cents per diluted share
Project Losses	$50 million

Bids Outstanding	$5.0 billion
Bookings	$420 million
Backlog	$4.3 billion

McDermott also announced today that it will report its actual third quarter 2011 financial results during the evening of November 8, 2011.

Discussion of Third Quarter 2011 Preview

McDermott expects revenues for the 2011 third quarter to exceed $870 million. The Middle East and Asia Pacific segments should represent over 90 percent of total revenues, and these segments continue to represent the majority of the Company’s backlog and bids outstanding.

The Company expects third quarter 2011 operating income to be in the range of $30-$38 million, including approximately $50 million of project losses. Two marine projects in the Atlantic segment, in particular, are expected to represent about 75 percent of the total project losses, which should be partially offset by about $7 million from a gain on sale of non-strategic assets. Although the root causes of many of the forecast project charges are still under review, McDermott believes some amount may merit submitting claims or change orders. However, the amount for potential submission is not yet quantifiable.

“Clearly, we are disappointed with the operating and net income expected for the 2011 third quarter. In our business, quarterly results can be significantly affected by recording in one period the changes in our expectations for the final profit or loss on multi-year projects at completion. As such, it should be made clear that this quarter’s expected results are not indicative of our outlook for the future,” said Stephen M. Johnson, Chairman of the Board, President and Chief Executive Officer of McDermott. “We have been, and will continue to be, actively addressing the items within our control, and we remain very encouraged by the overall marketplace. Although bookings were moderate during the quarter at approximately $420 million, bidding activity remained strong, and, as a result, bids outstanding grew to a very high level of $5 billion – an improvement of over 50 percent as compared to the 2011 second quarter.”

McDermott anticipates that, as a result of limited tax benefits associated with the majority of the forecast project charges, the Company’s reported tax rate for the 2011 third quarter will appear higher, relative to recent periods, at above 50 percent of pre-tax income.

In consideration of these items, the Company anticipates that its 2011 third quarter net income will be between $6-12 million, or in the range of 3 to 5 cents per diluted share.

Preliminary 2012 Outlook

McDermott has not traditionally provided, and does not expect to provide, specific earnings guidance, since its financial results can and do vary substantially quarter-to-quarter and year-to-year. However, in an effort to assist the financial community, the Company is sharing its preliminary outlook for 2012.

Based upon current contracts in backlog, combined with an evaluation of the bids outstanding, McDermott currently believes that attaining full-year 2012 revenues that are essentially equal to expected full-year 2011 revenues is achievable, but will be dependent upon, among other things, which bids are awarded to McDermott and the timing of the associated work.

While the Company’s long-term operating margin target range remains unchanged, McDermott currently expects operating margins for 2012 to be in a range of 7-10 percent. This results from the Company’s expectation for next year of substantially fewer marine barge workdays and a lower level of fabrication manhours in one segment, as compared to 2011. With lower expected asset utilization as compared to 2011, the Company currently expects to incur an increased level of costs in 2012 which will not be allocated to projects, resulting in lower consolidated operating income margins.

“We continue to believe in the strong industry fundamentals of the offshore oil & gas construction market,” continued Johnson. “Our expectations for meaningful long-term growth remain firm.”

As indicated under “Forward-Looking Statements” below, the current beliefs in this section are based on expectations about future events and circumstances, including weather conditions and other factors outside our control, and the Company is not undertaking any obligation to update or revise its forward-looking statements, except to the extent it is required to do so by applicable law.

Conference Call

McDermott will host a conference call with the financial community tomorrow at 7:00 a.m. (Central Time) to discuss this 2011 third quarter earnings preview. To participate in the call, the financial community can call 866.788.0547 and enter the password 54068008. Alternatively, investors can listen to the call live or to a replay in the investor relations section of www.mcdermott.com.

OTHER INFORMATION

About the Company

McDermott is a leading engineering, procurement, construction and installation (“EPCI”) company focused on executing complex offshore oil and gas projects worldwide. Providing fully integrated EPCI services for upstream field developments, the Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning. McDermott’s customers include national and major energy companies. Operating in approximately 20 countries across the Atlantic, Middle East and Asia Pacific, the Company’s integrated resources include more than 15,000 employees and a diversified fleet of marine vessels, fabrication facilities and engineering offices. McDermott has served the energy industry since 1923. To learn more, please visit McDermott’s website on the Internet at www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact McDermott’s actual results of operations. These forward-looking statements include statements about McDermott’s expectations for its operating and financial results for the quarter ended September 30, 2011 and the year ending December 31, 2012. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in the scope or timing of contracts, additional project losses and the potential submission of and recovery on change orders and claims. The statements about McDermott’s operating and financial results for the quarter ended September 30, 2011 are also subject to the closing of McDermott’s books for the quarter ended September 30, 2011 and the risk that, given the preliminary nature of those statements and the underlying assumptions and associated risks related to those assumptions, McDermott’s actual results of operations for that period may differ from the expected results set forth herein. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. This news release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

CONTACT:
McDermott International, Inc.
Investors, Analysts and Financial Media:
Jay Roueche, (281) 870-5462
Vice President
jroueche@mcdermott.com
or
Robby Bellamy, (281) 870-5165
Director
rbellamy@mcdermott.com